PROMISSORY NOTE
FOR VALUE RECEIVED, STRATUS LAKEWAY CENTER, L.L.C., a Texas limited liability company ("Borrower"), hereby promises to pay to the order of PLAINSCAPITAL BANK or registered assigns ("Lender") in accordance with the provisions of the Loan Agreement (as hereinafter defined) the principal amount of each advance of the Loan from time to time made by Lender to Borrower under that certain Construction Loan Agreement dated as of September 29, 2014 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Loan Agreement;" the terms defined therein being used herein as therein defined), among Borrower, the Lenders from time to time party thereto, and PlainsCapital Bank, as Administrative Agent.
Borrower promises to pay interest on the unpaid principal amount of each advance of the Loan from the date of such advance until such principal amount is paid in full, at such interest rates and at such times as provided in the Loan Agreement. All payments of principal and interest shall be made to Administrative Agent for the account of Lender in Dollars in immediately available funds at Administrative Agent's Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Loan Agreement.
This Note is one of the Notes referred to in the Loan Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Note is also entitled to the benefits of the Deed of Trust and is secured by the Project and the other collateral described in the Loan Agreement. Upon the occurrence and continuation of one or more of the Events of Default specified in the Loan Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Loan Agreement. Advances of the Loan made by Lender shall be evidenced by one or more loan accounts or records maintained by Lender in the ordinary course of business. Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its loans and payments with respect thereto.
Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor, notice of intent to accelerate, notice of acceleration and non-payment of this Note.
THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

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STRATUS LAKEWAY CENTER, L.L.C.

By:__/s/ Erin D. Pickens______________________
Erin D. Pickens
                         Senior Vice President